EXHIBIT 10.9

STRICTLY CONFIDENTIAL

EXECUTION COPY

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of December 30, 2025, is by and between Independence Power Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned individual (the “Indemnitee”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 13.

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents;

WHEREAS, the Indemnitee may not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance, if any, as adequate under the present circumstances, and the Company has determined that the Indemnitee may not be willing to serve the Company without additional protection; and

WHEREAS, the Company desires and has requested the Indemnitee to serve as a director and/or executive officer of the Company and has proffered this Agreement to the Indemnitee as an additional inducement to serve in such capacity.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify the Indemnitee to the fullest extent permitted by law (including, without limitation, Nevada Revised Statutes (“NRS”) 78.7502 and 78.751) as it presently exists or may hereafter be amended; provided, however, that no indemnification shall be provided for acts or omissions involving Statutory Prohibitions on Indemnification. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) The Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding, or any claim, issue or matter therein, to the fullest extent permitted by applicable law.

(b) The Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding, or any claim, issue or matter therein, to the fullest extent permitted by applicable law; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that a Specified Court shall determine that such indemnification may be made.

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(c) Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 except for Statutory Prohibitions on Indemnification, the Company shall and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if, by reason of the Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to the Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Section 6 and Section 7) to be unlawful. The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s articles of incorporation (as amended from time to time, the “Articles of Incorporation”), the Company’s bylaws (as amended from time to time, the “Bylaws”), vote of the Company’s stockholders or disinterested directors or applicable law.

Section 3. Contribution.

(a) Whether or not the indemnification provided in Section 1 and Section 2 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) the Company shall pay the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

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(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subsection, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction(s) or event(s) from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the transaction(s) or event(s) that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than the Indemnitee, who may be jointly liable with the Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company (and its directors, officers, employees and agents (other than the Indemnitee)) and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents (other than the Indemnitee)) and the Indemnitee in connection with such event(s) and/or transaction(s).

Section 4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith.

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Section 5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding; provided, that the right to advancement of Expenses hereunder shall not apply to any Proceeding brought by the Company against the Indemnitee regarding fraud, gross negligence or willful misconduct by the Indemnitee. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee (it being understood that with respect to invoices or other documentation evidencing Expenses for legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included therein) and shall include or be preceded or accompanied by a written undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Advances shall be unsecured and interest free. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

Section 6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under the NRS and public policy of the State of Nevada. Accordingly, the parties hereto agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Company’s board of directors (the “Board”) in writing that the Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of the Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to the Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination with respect to the Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of the disinterested directors, even though less than a quorum, (iii) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee or (iv) if so directed by the Board, by the stockholders of the Company. Notwithstanding the foregoing, if a Change in Control shall have occurred, unless the Indemnitee requests that the Disinterested Directors make the determination, a determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. If it is determined that the Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

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(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined herein, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a Specified Court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by the Indemnitee of a written request for indemnification pursuant to the first sentence of Section 6(a) and (ii) the final disposition of the Proceeding, the parties hereto have not agreed upon an Independent Counsel, either the Company or the Indemnitee may petition a Specified Court for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b). Upon the due commencement of any judicial proceeding pursuant to Section 7(a), the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. The Independent Counsel shall be an express third-party beneficiary of the preceding sentence.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met any applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met any such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met any such applicable standard of conduct.

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(e) The Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under this Section 6 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

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(h) The Company shall not be liable to indemnify Indemnitee for any settlement of any Proceeding (or any part thereof) effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The Company shall not settle any Proceeding (or any part thereof) in a manner that imposes any Expense, judgment, fine, penalty or, liability or limitation on the Indemnitee that, in the case of monetary amounts, is not paid by the Company without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(j) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(k) In the event the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee for any fees or expenses of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of the Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of any such defense such that the Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or (iv) the Company shall not have retained, or shall not continue to retain, counsel to defend such Proceeding. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s personal expense. The Company shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

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(l) If the Company disputes a portion of the amounts for which indemnification is requested hereunder, the undisputed portion shall be paid and only the disputed portion may be withheld pending resolution of any such dispute.

Section 7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 or Section 7(e), (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6 within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made (A) within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 or (B) with respect to indemnification pursuant to Section 1(c), Section 4, Section 7(d) or Section 7(e), within thirty (30) days after receipt by the Company of a written request therefor or (v) any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, in each case, the Indemnitee shall be entitled to an adjudication in a Specified Court of the Indemnitee’s entitlement to such indemnification or advancement of Expenses. The Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose the Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. If a determination shall have been made pursuant to Section 6(b) that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s misstatement not materially misleading in connection with the application for indemnification or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that the Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ or fiduciary liability insurance policies maintained by the Company, the Company shall pay on the Indemnitee’s behalf, in advance, and indemnify the Indemnitee against, any and all Expenses actually and reasonably incurred by the Indemnitee in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

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(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Agreement. The Company shall indemnify the Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any Proceeding brought by the Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ or fiduciary liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

Section 8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation. the Bylaws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the NRS, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Articles of Incorporation, the Bylaws, and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of any Enterprise, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim or Proceeding pursuant to the terms hereof, the Company has directors’ and officers’ liability or fiduciary liability insurance in effect, the Company shall give prompt notice of the commencement of such claim or Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such claim or Proceeding in accordance with the terms of such policies.

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(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to the Indemnitee who is or was serving at the request the Company as a director, officer, trustee, general partner, managing member or manager, employee, agent or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim or Proceeding:

(a) for which payment has actually been made to or on behalf of the Indemnitee under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

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(d) for any reimbursement (such Proceeding, a “Clawback Proceeding”) of the Company by the Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act (a “Clawback Policy”). In furtherance of this Section 9(d), the Indemnitee hereby agrees to abide by the terms of any Clawback Policy, including, without limitation, by returning any compensation to the Company to the extent required by, and in a manner permitted by, the Clawback Policy, and hereby understands and agrees that the Indemnitee shall not be entitled to any (i) indemnification for any liability (including any amounts owed by Indemnitee in a judgment or settlement of any Clawback Proceeding) or loss (including judgments, fines, taxes, penalties or amounts paid in settlement by or on behalf of Indemnitee) incurred by the Indemnitee in connection with any Clawback Proceeding or (ii) indemnification or advancement of Expenses (including attorneys’ fees) from the Company and or any subsidiary of the Company incurred by the Indemnitee in connection any Clawback Proceeding; provided, however, if the Indemnitee is successful on the merits in the defense of any claim asserted against the Indemnitee in a Clawback Proceeding, the Indemnitee shall be indemnified for the Expenses (including attorneys’ fees) the Indemnitee reasonably incurred to defend such claim. The Indemnitee hereby knowingly, voluntarily and intentionally waives, and agrees not to assert any claim regarding, all indemnification, advancement of Expenses and other rights to which the Indemnitee is now or becomes entitled to under this Agreement, the Articles of Incorporation, the Bylaws, the governing documents of each subsidiary of the Company and the NRS, in each case to the extent such waiver and agreement is necessary to give effect to the preceding sentence of this paragraph. The Indemnitee agrees and acknowledges that the compensation the Indemnitee has or will receive from the Company or any of its subsidiaries constitutes fair and adequate consideration in exchange for the waiver and agreement provided by the Indemnitee in this paragraph;

(e) in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) otherwise authorized under Section 7(d); provided, that for the avoidance of doubt, Indemnitee shall not be deemed for purposes of this paragraph, to have initiated any Proceeding (or any part of a Proceeding) by reason of (A) having asserted any affirmative defenses in connection with a claim not initiated by the Indemnitee or (B) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by the Indemnitee; or

(f) if (but then only to the extent) indemnification shall be for acts or omissions involving Statutory Prohibitions on Indemnification acts or otherwise prohibited by the NRS or other applicable law.

Section 10. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, trustee, general partner, managing member or manager, employee, agent or fiduciary of any other Enterprise, as applicable or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 7 relating thereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

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Section 11. Security. To the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

Section 12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement shall supersede any prior indemnification agreement that may exist between the Company and the Indemnitee, which is hereby terminated.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

Section 13. Definitions. For purposes of this Agreement:

(a) “Agreement” has the meaning set forth in the preamble hereto.

(b) “Approved Directors” means new directors (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 13(g)(i), Section 13(g)(iii) or Section 13(g)(iv)) whose election or nomination by the Board (or, if applicable, by the Company’s stockholders) was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two-year period or whose election or nomination for election was previously so approved.

(c) “Articles of Incorporation” has the meaning set forth in Section 2.

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(d) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner solely by reason of (i) the stockholders of the Company approving a merger of the Company with another Person, or entering into tender or support agreements relating thereto (provided, such merger was approved by the Board) or (ii) the Board approving a sale of securities by the Company to such Person.

(e) “Board” has the meaning set forth in Section 6(a).

(f) “Bylaws” has the meaning set forth in Section 2.

(g) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the Board and any Approved Directors cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect a majority of the board of directors or other governing body of such surviving entity. For purposes of this Section 13(g)(iii), “surviving entity” shall include any entity that controls, directly or indirectly, the surviving entity of such merger or consolidation;

(iv) Liquidation. The approval by the Company’s stockholders of a complete liquidation or the dissolution of the Company or an agreement for the sale, lease or disposition by the Company of all or substantially all of the Company’s assets; or

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

(h) “Clawback Policy” has the meaning set forth in Section 9(d).

(i) “Clawback Proceeding” has the meaning set forth in Section 9(d).

(j) “Company” has the meaning set forth in the preamble hereto.

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(k) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, managing member or manager, employee, agent or fiduciary of the Company or of any other Enterprise.

(l) “Disinterested Directors” means all of the directors of the Company who are not and were not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(m) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the express written request of the Company as a director, officer, trustee, general partner, managing member or manager, employee, agent or fiduciary.

(n) “Exchange Act” has the meaning set forth in Section 9(b).

(o) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee. The parties hereto agree that for the purposes of any advancement of Expenses for which the Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel shall be presumed conclusively to be reasonable.

(p) “Indemnitee” has the meaning set forth in the preamble hereto.

(q) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company, any other Enterprise or the Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. The Independent Counsel is a third-party beneficiary of the preceding sentence.

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(r) “NRS” has the meaning set forth in Section 1.

(s) “Person” shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(t) “Proceeding” includes any threatened, pending or completed action, suit, claim, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the Indemnitee’s Corporate Status, by reason of any actual, purported or alleged act or omission the Indemnitee or of any inaction on the part of the Indemnitee while acting in the Indemnitee’s Corporate Status, in each case, whether or not the Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification may be provided under this Agreement, including one pending on or before the date of this Agreement, but excluding one initiated by the Indemnitee pursuant to Section 7 to enforce the Indemnitee’s rights under this Agreement.

(u) “Sarbanes-Oxley Act” has the meaning set forth in Section 9(c).

(v) “Specified Court” has the meaning set forth in Section 20.

(w) “Statutory Prohibitions on Indemnification” means acts or omissions involving fraud, intentional misconduct, or a knowing violation of law as determined under NRS 78.138(7) or where Indemnitee is adjudged to be liable to the Company unless permitted by a court pursuant to NRS 78.7502(2).

Section 14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to the Indemnitee shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

Section 15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 16. Notice By Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless, and only to the extent, that such failure or delay actually and materially prejudices the Company.

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Section 17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses specified on the signature page hereto, or to such other address as may have been furnished to the Company by the Indemnitee, or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

Section 18. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The Company and the Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the state of federal courts located in Dallas County, Texas (except where the NRS confers mandatory sole jurisdiction on the district court of the State of Nevada, then in the Eighth Judicial District Court of the State of Nevada sitting in Clark County, Nevada) (the “Specified Courts”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Specified Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Specified Courts and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Specified Courts has been brought in an improper or inconvenient forum.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

COMPANY:

INDEPENDENCE POWER HOLDINGS, INC.

By:
Name:
Title:

Address:

Independence Power Holdings, Inc.

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

Attention:	Todd Parkin and Scott Stephenson

E-mail:	tkparkin@rinconstrategic.com and stephenson@independco.com

INDEMNITEE:

Name:

Address:

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